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                                                                    EXHIBIT 10.9

                                                            Edward J. Weisberger
                                                            --------------------


                             EMPLOYMENT AGREEMENT



         AGREEMENT dated as of July 28, 1997 between Edward J. Weisberger, whose address is 451 Winch Street, Framingham, Massachusetts 01701 ("Executive"), and HomeBase, Inc., a Delaware corporation, whose principal office is in Irvine, California ("Employer" or "Company").

         The parties hereto, in consideration of the mutual agreements hereinafter contained and intending to be legally bound hereby, agree as follows:

         1. Employment. The Executive is currently an employee of the Company.
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Employer will employ Executive and Executive will be an employee of Employer under the terms and conditions hereinafter set forth. This Agreement supersedes and replaces any prior employment agreement between Executive and Employer or its subsidiaries or divisions, except for any Change of Control Severance Agreement between Executive and Employer.

         2. Term. Executive's employment under the terms of this Agreement shall
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commence on the date hereof and shall continue until July 29, 2000, subject to earlier termination as provided herein (such period of employment hereinafter called the "Employment Period").

         3. Duties.  Executive shall diligently perform the duties of Senior
            ------
Vice President, Finance of the Company or such executive duties and responsibilities as shall from time to time be assigned to Executive by the President or the Chairman of the Board of Directors.

         4. Extent of Services. Except for illnesses and vacation periods,
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Executive shall devote his best efforts and such amounts of working time and attention to the performance of Executive's duties and responsibilities under this Employment Agreement as are consistent with those duties and responsibilities. Employer acknowledges that Executive is simultaneously being employed by BJ's Wholesale Club, Inc. in a similar capacity and, therefore, is not expected or required to devote more than 50% of his working time and attention to the business affairs of Employer; provided, however, that nothing
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herein contained shall be deemed to prevent or limit the right of Executive (a)
to make any passive investments where Executive is not obligated or required
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to, and shall not in fact, devote any managerial efforts or (b) to participate in charitable or community activities or in trade or professional organizations, except only that Employer shall have the right to limit such participation if the Board of Directors believes that the time spent on such activities infringes upon the time required by Executive for the performance of Executive's duties under this Agreement or is otherwise incompatible with those duties.

         5.  Base Salary. During the Employment Period, Executive shall receive
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a base salary at the rate of $150,000.00 per year, or such higher amount as
Employer shall determine from time to time. Base salary shall be payable in such manner and at such times as Employer shall pay base salary to other executive employees.

         6.  Policies and Fringe Benefits. Executive shall be subject to
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Employer's policies applicable to its executives generally, and Executive shall be entitled to receive all such fringe benefits as Employer shall from time to time make available to other Employer executives generally (subject to the terms of any applicable fringe benefit plan).

         7.  Termination of Employment; in General.
             -------------------------------------

         a) Employer shall have the right to end Executive's employment at any time and for any reason, with or without cause. Cause shall mean dishonesty by Executive in the performance of Executive's duties, conviction of a felony (other than a conviction arising solely under a statutory provision imposing criminal liability upon Executive on a per se basis due to the Company offices
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held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board of Directors of the Company), gross neglect of duties (other than as a result of incapacity, disability or death), or conflict of interest which conflict shall continue for 30 days after the Company gives written notice to Executive requesting the cessation of such conflict.

         b) The Employment Period shall terminate when Executive becomes entitled to receive long-term disability compensation pursuant to Employer's long-term disability plan. In addition, if by reason of any incapacity Executive is unable to perform Executive's duties for at least six months in any 12 month period, the Employment Period will be terminated for incapacity upon written notice by Employer to Executive.

         c) Whenever the Employment Period shall terminate, Executive shall resign all offices or other positions Executive shall hold with Employer or any parent corporation and any subsidiaries or divisions of Employer or any such parent.

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         8.  BENEFITS UPON TERMINATION OF EMPLOYMENT.
             ---------------------------------------

         a)  Termination by Employer Other Than for Cause, Disability or
             -----------------------------------------------------------
Incapacity. If the Employment Period shall have been terminated by Employer
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prior to July 29, 2000 for any reason other than cause, disability or incapacity, no compensation or other benefits shall be payable to or accrue to Executive hereunder except as follows:

             (i) Vested vacation pay accrued at date of termination shall be paid upon termination.

             (ii) Employer will continue to pay to Executive Executive's then base salary for a period of 12 months from the date of termination or through July 29, 2000, if earlier, which base salary shall be reduced after three months for compensation earned from other employment or self-employment; provided, however, such base salary shall not be reduced for compensation earned from employment with BJ's Wholesale Club, Inc.

             (iii) Until the expiration of the period of base salary payments described in (ii) immediately above or until Executive shall commence other employment or self-employment, whichever shall first occur, Employer will provide such medical and hospital insurance and life insurance (but not long-term disability insurance) for Executive and Executive's family, comparable to the insurance provided for executives generally, as Employer shall determine, and upon the same terms and conditions as shall be provided for Employer's executives generally.

             (iv) Employer will pay to Executive, without offset for compensation earned from other employment or self- employment, the following amounts under Employer's Management Incentive Plan ("MIP") applicable to Executive:

             First, if not already paid, any amounts to which Executive is entitled under MIP for the fiscal year ended immediately prior to Executive's termination of employment. These amounts will be paid at the same time as other awards for such prior year are paid.

             Second, such amount as Executive would have earned under MIP if Executive's employment had continued until the end of the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year). This amount will be paid at the same time as other MIP awards for the year of termination are paid.

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             (v)   Executive shall also be entitled to payments or benefits
         under other plans of Employer to the extent that such plans provide benefits following a termination of employment.

         b)  Termination for Death, Disability or Incapacity. If the Employment
             -----------------------------------------------
Period shall terminate at any time by reason of death, disability or incapacity, no compensation or other benefits shall be payable to or accrue to Executive hereunder except as follows:

             (i) Vested vacation pay accrued at date of termination shall be paid upon termination.

             (ii) Employer will pay to Executive, without offset for compensation earned from other employment or self-employment, the following amounts under MIP applicable to Executive:

             First, if not already paid, any amounts to which Executive is entitled under MIP for the fiscal year ended immediately prior to Executive's termination of employment. These amounts will be paid at the same time as other awards for such prior year are paid.

             Second, such amount as Executive would have earned under MIP if Executive's employment had continued until the end of the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year). This amount will be paid at the same time as other MIP awards for the year of termination are paid.

             (iii) Executive shall also be entitled to payments or benefits under other plans of Employer to the extent that such plans provide benefits following a termination of employment.

         c)  Voluntary Termination; Termination for Cause; Violation of Certain
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Covenants. If Executive should end Executive's employment voluntarily or if
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Employer should end Executive's employment for cause, or if Executive should violate the protected persons or noncompetition provisions of Section 9, all compensation and benefits otherwise payable pursuant to this Agreement shall cease. Employer does not waive any rights it may have for damages or for injunctive relief.

         9.  Agreement Not to Solicit or Compete.
             -----------------------------------

         (a) Upon the termination of the Employment Period at any time for any reason, Executive shall not during the Prohibited Period under any circumstances employ, solicit the employment of,

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or accept unsolicited the services of, any "protected person", or recommend the employment of any "protected person" to any other business organization in which Executive has any direct or indirect interest (other than a less-than-one percent equity interest in an entity), with which Executive is affiliated or for which Executive renders any services. "Prohibited Period" shall mean a period coterminous with the period of base salary continuation (without regard to reduction for income from other employment or self-employment) which is applicable or which would have been applicable had the termination been pursuant to Section 8(a). A "protected person" shall be a person known by Executive to be employed by Employer or its subsidiaries at or within six months prior to the commencement of conversations with such person with respect to employment.

         As to (i) each "protected person" to whom the foregoing applies, (ii) each limitation on (A) employment of, (B) solicitation of, and (C) unsolicited acceptance of services from, each "protected person" and (iii) each month of the period during which the provisions of this subsection (a) apply to each of the foregoing, the provisions set forth in this subsection (a) are deemed to be separate and independent agreements and in the event of unenforceability of any such agreement, such unenforceable agreement shall be deemed automatically deleted from the provisions hereof and such deletion shall not affect the enforceability of any other provision of this subsection (a) or any other term of this Agreement.

         (b) During the course of Executive's employment, Executive will have learned many trade secrets of the Company and will have access to confidential information and business plans of the Employer. Therefore, if Executive should end Executive's employment voluntarily at any time, including by reason of retirement, disability or incapacity, or if Employer should end Executive's employment at any time for cause, then during the Prohibited Period, Executive will not engage, either as a principal, employee, partner, consultant or investor (other than a less-than-one percent equity interest in an entity), in a business which is a competitor of Employer. A business shall be deemed a competitor of Employer if it shall operate a chain of home improvement stores (such as Home Depot, Lowe's, Eagle Hardware, Orchard Supply & Hardware, or Builders Square) that includes a store located within 10 miles of any "then existing" HomeBase warehouse store. The term "then existing" in the previous sentence shall refer to any such store that is, at the time of termination of the Employment Period, operated by the Company or any of its subsidiaries or divisions or under lease for operation as aforesaid. Nothing herein shall restrict the right of Executive to engage in a business that operates exclusively a chain of membership warehouse clubs, conventional

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or full mark-up department stores, general merchandise discount department stores, or apparel stores. Executive agrees that if, at any time, pursuant to action of any court or administrative or governmental body, the operation of any part of this paragraph shall be determined to be unlawful or otherwise unenforceable, then the coverage of this paragraph shall be deemed to be restricted as to duration, geographical scope or otherwise, to the extent, and only to the extent, necessary to make this paragraph lawful and enforceable in the particular jurisdiction in which such determination is made.

         If the Employment Period terminates, Executive agrees (i) to notify Employer immediately upon Executive's securing employment or becoming self-employed during any period when Executive's compensation from Employer shall be subject to reduction or Executive's benefits provided by Employer shall be subject to termination as provided in Section 8, and (ii) to furnish to Employer written evidence of Executive's compensation earned from any such employment or self-employment as Employer shall from time to time request. In addition, upon termination of the Employment Period for any reason other than the death of Executive, Executive shall immediately return to Employer all written trade secrets, confidential information and business plans of Employer and shall execute a certificate certifying that Executive has returned all such items in Executive's possession or under Executive's control. In the event of the death of Executive, Executive's estate shall comply with this obligation.

         10. ASSIGNMENT. The rights and obligations of Employer shall inure to
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the benefit of and shall be binding upon the successors and assigns of Employer.
The rights and obligations of Executive are not assignable except only that payments payable to Executive after Executive's death shall be made to Executive's estate.

         11. NOTICES. All notices and other communications required hereunder
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shall be in writing and shall be given either by personal delivery or by mailing the same by certified or registered mail, return receipt requested, postage prepaid. If sent to Employer, the same shall be mailed to Employer at 3345 Michelson Drive, Irvine, CA 92715, Attention: Chairman of the Board, or such other address as Employer may hereafter designate by notice to Executive; and if sent to Executive, the same shall be mailed to Executive at his address set forth above, or at such other address as Executive may hereafter designate by notice to Employer. Notices shall be effective upon receipt.

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         12. GOVERNING LAW.  This Agreement and the rights and obligations of
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the parties hereunder shall be governed by the laws of the State of California.

         WITNESS the execution hereof the day and year first above written.


                                                  /s/ E J Weisberger
                                                  ----------------------------
                                                  Executive



                                                  HOMEBASE, INC.




                                                  By /s/ Herbert J. Zarkin
                                                    --------------------------
                                                    Herbert J. Zarkin
                                                    Chairman of the Board

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